Owens & Minor Reports Third Quarter 2022 Financial Results

Adjusted EBITDA of $127 million, margin up 140 basis points
Patient Direct Revenue Growth of 142%, or 11.4% on a Pro Forma Basis for the Apria Acquisition
Generated $69 million of cash from operations in the quarter

RICHMOND, VA – November 2, 2022 – Owens & Minor, Inc. (NYSE-OMI) today reported financial results for the third quarter ended September 30, 2022, as summarized in the table below.

“In the third quarter we saw greater than expected macro-economic and industry-related forces that continue to challenge our Products & Healthcare Services segment and as the quarter progressed, we saw more of our acute care customers delay reorders utilizing their stockpiled items,” said Edward A. Pesicka, President & Chief Executive Officer of Owens & Minor. “To better address these challenges and capitalize on opportunities, we are accelerating execution of key initiatives to improve the segment’s performance.”

Pesicka added, “I am very pleased with the performance and operational execution throughout all aspects of the Patient Direct Segment, including the capture of increased CPAP opportunities, and overachievement of acquisition synergies. This exceptional performance was supported by deep adoption of the Owens & Minor Business System and led to nearly 100 basis point margin expansion sequentially and year-over-year revenue growth of 11.4% on a pro forma basis for the Apria acquisition.”

“Overall, our core business fundamentals remain strong, we have the right strategy, and our portfolio is well positioned to capitalize on opportunities as our execution and market conditions improve,” Pesicka concluded.

Financial Summary (1)
($ in millions, except per share data)	3Q22	3Q21	YTD 2022	YTD 2021

Revenue	$2,497	$2,502	$7,404	$7,318

Operating income, GAAP	$60.2	$62.9	$196.4	$306.5
Adj. Operating Income, Non-GAAP	$83.4	$79.3	$301.9	$357.5

Net income, GAAP	$12.5	$44.1	$80.4	$179.6
Adj. Net Income, Non-GAAP	$31.4	$56.5	$162.5	$248.0

Adj. EBITDA, Non-GAAP	$127.0	$91.7	$401.1	$394.9

Net income per common share, GAAP	$0.16	$0.58	$1.05	$2.38
Adj. Net Income per share, Non-GAAP(2)	$0.41	$0.74	$2.13	$3.29

(1) Reconciliations of the differences between the non-GAAP financial measures presented in this release and their most directly comparable GAAP financial measures are included in the tables below.

(2) Adjusted Net Income per share, Non-GAAP for Q3 2022 was unfavorably impacted as compared to prior year by foreign currency translation in the amount of $0.04 and $0.13 for the 2022 year-to-date period.

Q3 Results & Highlights

•Consolidated revenue of $2.5 billion
◦Patient Direct revenue of $594 million, up 142%, or 11.4% on a pro forma basis for the Apria acquisition
◦Unfavorable FX of $12 million

•Adjusted EBITDA of $127 million, up $35 million, with margin expansion of 140 basis points to 5.1%
◦Unfavorable FX of $5 million

•Balance Sheet and Cash Flow
◦Generated $69 million of cash from operations in the quarter and $238 million year-to-date
◦Free cash flow (adjusted EBITDA less capital expenditures, net) of $84 million and $299 million year-to-date

•Business Highlights
◦Awarded Vizient’s Medical/Surgical Supplier Excellence Award and its Committed Program Excellence Award
◦Expanded partnership and strategic collaboration with Allina Health to strengthen supply chain resiliency
◦Hired Snehashish Sarkar as our new Chief Information Officer. Snehashish was formerly SVP, CIO & Chief Transformation Officer of Varian, a Siemens Healthcare company.

Financial Outlook

The Company’s outlook for 2022 is summarized below:

•Revenue for 2022 to be in a range of $9.8 billion to $10.0 billion, reflecting:
◦Contribution in excess of $0.9 billion from Apria

•Adjusted EBITDA for 2022 to be in a range of $527 million to $537 million

•Adjusted EPS for 2022 to be in a range of $2.50 to $2.60

Investor Conference Call for Third Quarter 2022 Financial Results

Owens & Minor executives will host a conference call at 8:30 am. ET today, November 2, 2022, to discuss the results. The live webcast will be available on Owens & Minor’s Investor Relations website in the Events & Presentations section. Conference call participants are required to register in advance to obtain call-in information prior to the start of the call.

Safe Harbor

This release is intended to be disclosure through methods reasonably designed to provide broad, non-exclusionary distribution to the public in compliance with the SEC's Fair Disclosure Regulation. This release contains certain ''forward-looking'' statements made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, the statements in this release regarding our future prospects and performance, including our expectations with respect to our 2022 financial performance, the Apria transaction, including related synergies and the expected performance of the Apria business, as well as statements related to the Company’s expectations regarding the performance of its business including its ability to address macro and market conditions. Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements. Investors should refer to Owens & Minor’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC including the sections captioned “Cautionary Note Regarding Forward-Looking Statements” and “Item 1A. Risk Factors,” and subsequent quarterly reports on Form 10-Q and current reports on Form 8-K filed with or furnished to the SEC, for a discussion of certain known risk factors that could cause the Company’s actual results to differ materially from its current estimates. These filings are available at www.owens-minor.com. Given these risks and uncertainties, Owens & Minor can give no assurance that any forward-looking statements will, in fact, transpire and, therefore, cautions investors not to place undue reliance on them. Owens & Minor specifically disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

About Owens & Minor

Owens & Minor, Inc. (NYSE: OMI) is a Fortune 500 global healthcare solutions company integrating product manufacturing and delivery, home health supply, and perioperative services to support care through the hospital and into the home. Owens & Minor drives visibility, control and efficiency for patients, providers and healthcare professionals across the supply chain with proprietary technology and solutions, an extensive product portfolio and an Americas-based manufacturing footprint for personal protective equipment (PPE) and surgical products, as well as a robust portfolio of products and services for patients managing chronic and acute conditions in the home setting. Operating continuously since 1882 from its headquarters in Richmond, Va., Owens & Minor is a 140-year-old company powered by more than 20,000 global teammates. Learn more at https://www.owens-minor.com, follow @Owens_Minor on Twitter and connect on LinkedIn at www.linkedin.com/company/owens-&-minor.

CONTACT:

Alex Jost, CPA
Director, Investor Relations
Investor.Relations@owens-minor.com

SOURCE: Owens & Minor, Inc.

Owens & Minor, Inc.
Consolidated Statements of Operations (unaudited)
(dollars in thousands, except per share data)

	Three Months Ended September 30,
	2022	2021
Net revenue	$2,497,401	$2,502,175
Cost of goods sold	1,984,122	2,173,336
Gross margin	513,279	328,839
Distribution, selling and administrative expenses	445,259	262,457
Acquisition-related and exit and realignment charges	8,898	6,380
Other operating income, net	(1,125)	(2,873)
Operating income	60,247	62,875
Interest expense, net	39,869	11,572
Other expense, net	783	799
Income before income taxes	19,595	50,504
Income tax provision	7,098	6,375
Net income	$12,497	$44,129

Net income per common share:
Basic	$0.17	$0.60
Diluted	$0.16	$0.58

Owens & Minor, Inc.
Consolidated Statements of Operations (unaudited)
(dollars in thousands, except per share data)

	Nine Months Ended September 30,
	2022	2021
Net revenue	$7,404,368	$7,318,169
Cost of goods sold	5,985,136	6,146,511
Gross margin	1,419,232	1,171,658
Distribution, selling and administrative expenses	1,177,812	849,255
Acquisition-related and exit and realignment charges	50,048	20,967
Other operating income, net	(5,020)	(5,016)
Operating income	196,392	306,452
Interest expense, net	87,727	36,784
Loss on extinguishment of debt	—	40,433
Other expense, net	2,347	2,397
Income before income tax	106,318	226,838
Income tax provision	25,937	47,224
Net income	$80,381	$179,614

Net income per common share:
Basic	$1.08	$2.47
Diluted	$1.05	$2.38

Owens & Minor, Inc.
Condensed Consolidated Balance Sheets (unaudited)
(dollars in thousands)

	September 30,	December 31,
	2022	2021
Assets
Current assets
Cash and cash equivalents	$76,770	$55,712
Accounts receivable, net of allowances of $11,016 and $18,003	751,970	681,564
Merchandise inventories	1,508,443	1,495,972
Other current assets	104,734	88,564
Total current assets	2,441,917	2,321,812
Property and equipment, net of accumulated depreciation of $414,920 and $334,500	575,799	317,235
Operating lease assets	275,833	194,006
Goodwill	1,631,336	390,185
Intangible assets, net	464,077	209,745
Other assets, net	149,620	103,568
Total assets	$5,538,582	$3,536,551
Liabilities and equity
Current liabilities
Accounts payable	$1,156,230	$1,001,959
Accrued payroll and related liabilities	106,618	115,858
Other current liabilities	339,526	226,204
Total current liabilities	1,602,374	1,344,021
Long-term debt, excluding current portion	2,547,059	947,540
Operating lease liabilities, excluding current portion	215,022	162,241
Deferred income taxes	83,473	35,310
Other liabilities	123,817	108,938
Total liabilities	4,571,745	2,598,050
Total equity	966,837	938,501
Total liabilities and equity	$5,538,582	$3,536,551

Owens & Minor, Inc.
Consolidated Statements of Cash Flows (unaudited)
(dollars in thousands)

	Nine Months Ended September 30,
	2022	2021
Operating activities:
Net income	$80,381	$179,614
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	155,438	68,142
Share-based compensation expense	15,765	19,078
Loss on extinguishment of debt	—	40,433
Provision for losses on accounts receivable	5,289	19,270
Deferred income tax expense (benefit)	2,991	(18,286)
Changes in operating lease right-of-use assets and lease liabilities	922	1,190
Gain on sale and dispositions of property and equipment	(17,002)	—
Changes in operating assets and liabilities:
Accounts receivable	7,417	(84,381)
Merchandise inventories	(6,823)	(284,188)
Accounts payable	30,424	120,821
Net change in other assets and liabilities	(45,423)	(8,341)
Other, net	8,666	20,484
Cash provided by operating activities	238,045	73,836
Investing activities:
Acquisition, net of cash acquired	(1,684,607)	—
Additions to property and equipment	(109,275)	(26,446)
Additions to computer software	(5,873)	(6,179)
Proceeds from sale of property and equipment	29,720	41
Other, net	(1,670)	—
Cash used for investing activities	(1,771,705)	(32,584)
Financing activities:
Proceeds from issuance of debt	1,691,000	574,900
Borrowings (repayments) under revolving credit facility, net and accounts receivable securitization program	30,000	(90,900)
Repayments of debt	(3,000)	(553,140)
Borrowings under amended accounts receivable securitization program	697,700	—
Repayments under amended accounts receivable securitization program	(770,700)	—
Financing costs paid	(42,602)	(13,912)
Cash dividends paid	—	(548)
Payment for termination of interest rate swaps	—	(15,434)
Other, net	(41,813)	(18,188)
Cash provided by (used for) financing activities	1,560,585	(117,222)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(5,752)	(2,454)
Net increase (decrease) in cash, cash equivalents and restricted cash	21,173	(78,424)
Cash, cash equivalents and restricted cash at beginning of period	72,035	134,506
Cash, cash equivalents and restricted cash at end of period (1)	$93,208	$56,082
Supplemental disclosure of cash flow information:
Income taxes paid, net of refunds	$33,568	$83,606
Interest paid	$61,889	$32,035
Noncash investing activity:
Unpaid purchases of property and equipment and software at end of period	$63,158	$—

(1) Restricted cash included in Other assets, net as of September 30, 2022 and December 31, 2021 primarily represents cash held in an escrow account as required by the Centers for Medicare & Medicaid Services (CMS) in conjunction with the Bundled Payments for Care Improvement (BPCI) initiatives related to wind-down costs of Fusion5.

Owens & Minor, Inc.
Summary Segment Information (unaudited)
(dollars in thousands)

	Three Months Ended September 30,
	2022		2021
		% of		% of
		consolidated		consolidated
	Amount	net revenue	Amount	net revenue
Net revenue:
Products & Healthcare Services	$1,903,356	76.21%	$2,256,295	90.17%
Patient Direct	594,045	23.79%	245,880	9.83%
Consolidated net revenue	$2,497,401	100.00%	$2,502,175	100.00%

		% of segment		% of segment
Operating income:		net revenue		net revenue
Products & Healthcare Services	$23,781	1.25%	$64,415	2.85%
Patient Direct	59,666	10.04%	14,865	6.05%
Intangible amortization	(14,302)		(10,025)
Acquisition-related and exit and realignment charges	(8,898)		(6,380)
Consolidated operating income	$60,247	2.41%	$62,875	2.51%

Depreciation and amortization:
Products & Healthcare Services	$19,121		$18,868
Patient Direct	39,030		3,774
Consolidated depreciation and amortization	$58,151		$22,642

Capital expenditures:
Products & Healthcare Services	$9,743		$13,498
Patient Direct	39,706		446
Consolidated capital expenditures	$49,449		$13,944

Owens & Minor, Inc.
Summary Segment Information (unaudited)
(dollars in thousands)

	Nine Months Ended September 30,
	2022		2021
		% of		% of
		consolidated		consolidated
	Amount	net revenue	Amount	net revenue
Net revenue:
Products & Healthcare Services	$5,964,784	80.56%	$6,621,560	90.48%
Patient Direct	1,439,584	19.44%	696,609	9.52%
Consolidated net revenue	$7,404,368	100.00%	$7,318,169	100.00%

		% of segment		% of segment
Operating income:		net revenue		net revenue
Products & Healthcare Services	$174,108	2.92%	$316,062	4.77%
Patient Direct	127,791	8.88%	41,434	5.95%
Intangible amortization	(55,459)		(30,077)
Acquisition-related and exit and realignment charges	(50,048)		(20,967)
Consolidated operating income	$196,392	2.65%	$306,452	4.19%

Depreciation and amortization:
Products & Healthcare Services	$57,325		$56,874
Patient Direct	98,113		11,268
Consolidated depreciation and amortization	$155,438		$68,142

Capital expenditures:
Products & Healthcare Services	$38,804		$31,768
Patient Direct	76,344		857
Consolidated capital expenditures	$115,148		$32,625

Owens & Minor, Inc.
Net Income Per Common Share (unaudited)
(dollars in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net income	$12,497	$44,129	$80,381	$179,614

Weighted average shares outstanding - basic	74,905	73,215	74,376	72,649
Dilutive shares	1,510	2,743	1,835	2,754
Weighted average shares outstanding - diluted	76,415	75,958	76,211	75,403

Net income per common share:
Basic	$0.17	$0.60	$1.08	$2.47
Diluted	$0.16	$0.58	$1.05	$2.38

Owens & Minor, Inc.
GAAP/Non-GAAP Reconciliations (unaudited)
(dollars in thousands, except per share data)

The following table provides a reconciliation of reported operating income, net income and net income per share to non-GAAP measures used by management.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Operating income, as reported (GAAP)	$60,247	$62,875	$196,392	$306,452
Intangible amortization (1)	14,302	10,025	55,459	30,077
Acquisition-related and exit and realignment charges(2)	8,898	6,380	50,048	20,967
Operating income, adjusted (non-GAAP) (Adjusted Operating Income)	$83,447	$79,280	$301,899	$357,496
Operating income as a percent of net revenue (GAAP)	2.41%	2.51%	2.65%	4.19%
Adjusted operating income as a percent of net revenue (non-GAAP)	3.34%	3.17%	4.08%	4.89%

Net income, as reported (GAAP)	$12,497	$44,129	$80,381	$179,614
Intangible amortization (1)	14,302	10,025	55,459	30,077
Income tax benefit (5)	(2,878)	(2,729)	(12,948)	(7,864)
Acquisition-related and exit and realignment charges(2)	8,898	6,380	50,048	20,967
Income tax benefit (5)	(1,791)	(1,736)	(11,686)	(5,483)
Loss on extinguishment of debt (3)	—	—	—	40,433
Income tax benefit (5)	—	—	—	(10,574)
Other (4)	525	570	1,574	1,709
Income tax benefit (5)	(107)	(155)	(368)	(447)
Tax adjustment (7)	—	—	—	(402)
Net income, adjusted (non-GAAP) (Adjusted Net Income)	$31,446	$56,484	$162,460	$248,030

Net income per diluted common share, as reported (GAAP)	$0.16	$0.58	$1.05	$2.38
Intangible amortization (1)	0.15	0.09	0.56	0.29
Acquisition-related and exit and realignment charges(2)	0.09	0.06	0.50	0.21
Loss on extinguishment of debt (3)	—	—	—	0.40
Other (4)	0.01	0.01	0.02	0.02
Tax adjustment (7)	—	—	—	(0.01)
Net income per diluted common share, adjusted (non-GAAP) (Adjusted EPS)	$0.41	$0.74	$2.13	$3.29

Owens & Minor, Inc.
GAAP/Non-GAAP Reconciliations (unaudited), continued
(dollars in thousands)

The following tables provide reconciliations of net income and total debt to non-GAAP measures used by management.

	Three Months Ended September 30,		Nine Months Ended September 30,		Trailing Twelve Months Ended September 30, 2022
	2022	2021	2022	2021
Net income, as reported (GAAP)	$12,497	$44,129	$80,381	$179,614	$122,356
Income tax provision	7,098	6,375	25,937	47,224	33,877
Interest expense, net	39,869	11,572	87,727	36,784	99,033
Intangible amortization (1)	14,302	10,025	55,459	30,077	65,189
Other depreciation and amortization (6)	43,849	12,617	99,979	38,066	112,726
EBITDA (non-GAAP)	$117,615	$84,718	$349,483	$331,765	$433,181
Acquisition-related and exit and realignment charges (2)	8,898	6,380	50,048	20,967	63,156
Loss on extinguishment of debt (3)	—	—	—	40,433	—
Other (4)	525	570	1,574	1,709	2,144
EBITDA, adjusted (non-GAAP) (Adjusted EBITDA)	$127,038	$91,668	$401,105	$394,874	$498,481

	Three Months Ended September 30, 2022	Nine Months Ended September 30, 2022
EBITDA, adjusted (non-GAAP) (Adjusted EBITDA)	$127,038	$401,103
Capital expenditures, net (8)	(42,803)	(102,430)
Free Cash Flow (non-GAAP)	$84,235	$298,673

September 30,
2022
Total debt, as reported (GAAP)	$2,561,779
Cash and cash equivalents	76,770
Net debt (non-GAAP)	$2,485,009

Owens & Minor, Inc.
GAAP/Non-GAAP Reconciliations (unaudited), continued

The following items have been excluded in our non-GAAP financial measures:

(1) Intangible amortization includes amortization of intangible assets established during purchase accounting for business combinations. These amounts are highly dependent on the size and frequency of acquisitions and are being excluded to allow for a more consistent comparison with forecasted, current and historical results and the results of our peers.
(2) Acquisition-related charges were $6.9 million and $45.2 million for the three and nine months ended September 30, 2022 as compared to no acquisition-related charges for the three and nine months ended September 30, 2021. Acquisition-related costs in 2022 consisted primarily of costs related to the Apria acquisition. Acquisition-related charges for the twelve months ended September 30, 2022 were $48.2 million and consisted primarily of costs related to the Apria acquisition. Exit and realignment charges were $2.0 million and $4.9 million for the three and nine months ended September 30, 2022 and consisted primarily of severance and other charges associated with the reorganization of our segments. Exit and realignment charges were $6.4 million and $21.0 million for the three and nine months ended September 30, 2021 and consisted primarily of an increase in reserves associated with certain retained assets of Fusion5, IT restructuring charges and other costs related to the reorganization of our U.S. operations. Exit and realignment charges for the twelve months ended September 30, 2022 were $15.0 million and consisted of costs associated with our strategic organizational realignment, wind-down costs related to Fusion5, IT restructuring charges and other items.
(3) Loss on extinguishment of debt for the nine months ended September 30, 2021 includes the write-off of deferred financing costs and third party fees associated with the debt financing in March 2021 of $15.3 million and amounts reclassified from accumulated other comprehensive loss as a result of the termination of our interest rate swaps of $25.1 million.
(4) Other includes interest costs and net actuarial losses related to our retirement plans for the three and nine months ended September 30, 2022 and 2021, as well as the twelve months ended September 30, 2022.
(5) These charges have been tax effected by determining the income tax rate depending on the amount of charges incurred in different tax jurisdictions and the deductibility of those charges for income tax purposes.
(6) Other depreciation and amortization includes depreciation expense for property and equipment and amortization for capitalized computer software.
(7) Includes tax adjustments associated with the estimated benefits under the Tax Cuts and Jobs Act and the Coronavirus Aid, Relief, and Economic Security (CARES) Act.
(8) Capital expenditures, net is defined as capital expenditures less the net book value of dispositions of property and equipment during the accounting period.

Use of Non-GAAP Measures

This earnings release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles ("GAAP").  In general, the measures exclude items and charges that (i) management does not believe reflect Owens & Minor, Inc.'s (the "Company") core business and relate more to strategic, multi-year corporate activities; or (ii) relate to activities or actions that may have occurred over multiple or in prior periods without predictable trends.  Management uses these non-GAAP financial measures internally to evaluate the Company's performance, evaluate the balance sheet, engage in financial and operational planning and determine incentive compensation.

Management provides these non-GAAP financial measures to investors as supplemental metrics to assist readers in assessing the effects of items and events on its financial and operating results and in comparing the Company's performance to that of its competitors.  However, the non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

The non-GAAP financial measures disclosed by the Company should not be considered substitutes for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements set forth above should be carefully evaluated.